SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported)               June 15, 1995


                             ALBERTO-CULVER COMPANY
             (Exact name of registrant as specified in its charter)



            Delaware                         1-5050           36-2257936

 (State or other jurisdiction of        (Commission File    (I.R.S. Employer
  incorporation or organization)              Number)      Identification No.)



                            2525 Armitage Avenue
                            Melrose Park, Illinois            60160
                 (Address of principal executive offices)  (Zip code)


   Registrant's telephone number, including area code:   (708) 450-3000

ITEM 5. OTHER EVENTS

On June 15, 1995, the registrant offered $90 million of convertible subordinated debentures in the offshore and U.S. institutional markets. A copy of the press release relating to this offering is attached hereto and incorporated herein by reference as Exhibit 99. This filing is made pursuant to Rule 135c(d) under the Securities Act of 1933.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

                 99             Press release dated June 15, 1995

                                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ALBERTO-CULVER COMPANY
                                        (Registrant)


                                  By:/s/ William J. Cernugel
                                  William J. Cernugel
                                  Senior Vice President, Finance & Controller
                                  (Principal Financial Officer)


            June 15, 1995

                                                                  Exhibit 99

FOR IMMEDIATE RELEASE
                                    Contact:    Daniel B. Stone (708)450-3005



ALBERTO-CULVER OFFERS $90 MILLION
CONVERTIBLE DEBENTURES IN OFFSHORE
AND U.S. INSTITUTIONAL MARKETS

(Melrose Park, IL - - June 15, 1995) -- The Alberto-Culver Company announced today that it offered through underwriters $90 million of 5 1/2% convertible subordinated debentures due June 30, 2005. The offering may be increased to
$100  million under a $10,000,000 underwriters' overallotment option.   The
debentures are being sold to offshore investors, pursuant to a Regulation S exemption, and in the U.S. to qualified institutional buyers only, pursuant to a Rule 144A exemption, and accordingly the debentures will not be registered under the Securities Act of 1933.

The debentures will be convertible into shares of the Company's Class A Common Stock (NYSE:ACVA) at a conversion price of $32 3/8 per share. The last reported sale price for the Class A Common Stock on the NYSE on Wednesday, June 14, 1995 was $27 per share.

Howard B. Bernick, President and Chief Executive Officer, said the proceeds will be used for general corporate purposes, including capital expenditures, debt repayments and potential acquisitions.